Exhibit 99.1

NEWS

United Industrial Corporation Subsidiary

AAI Services Corporation to Acquire

Engine Repair Specialist McTurbine, Inc.

IR Contact:	Media Contact:
Stuart F. Gray	Sharon C. Corona
410-628-8686	410-628-3184
grays@aaicorp.com	corona@aaicorp.com

HUNT VALLEY, Maryland, November 7, 2006 — United Industrial Corporation (NYSE: UIC) announced today that its wholly owned subsidiary, AAI Services Corporation, has signed a definitive stock purchase agreement to acquire Texas-based McTurbine, Inc., for $31 million in cash.

A privately held, wholly owned subsidiary of M International Inc., McTurbine is an aerospace industry leader in the maintenance, repair, and overhaul of military helicopter engines.

The acquisition closing, which is expected to occur within the month, is subject to customary closing conditions and a net worth adjustment.

In the trailing twelve months ended June 30, 2006, McTurbine realized revenues of approximately $24 million. McTurbine is expected to be immediately accretive to UIC’s results of operations.

McTurbine is an authorized service center for Honeywell and Goodrich Corporation, providing overhauls of T53 and T55 turboshaft helicopter engines, as well as T53 fuel control units and governors.

Located near the Corpus Christi Army Depot, McTurbine blends commercially licensed airframe and aviation powerplant mechanics with experienced former depot personnel. The company is scheduled to move into a new, larger production facility in Corpus Christi by the end of the year, more than doubling the size of its current facility and enabling it to meet anticipated growth.

United Industrial President and Chief Executive Officer, Frederick M. Strader, pointed out that “the expansion of AAI Services into the engine maintenance, repair, and overhaul sector is an important addition to the contributions of its parent, AAI Corporation, to Army Aviation, which already include unmanned aircraft systems, aviation ground support equipment, automated boresight equipment, and aviation-related electronic warfare test systems.”

AAI Services is known for its array of training and simulation, operations and maintenance, and logistics products, as well as depot support and engineering and modifications services. The company supports customers throughout the world and has principal operating locations in Hunt Valley, Md.; Charleston, S.C.; Ogden, Utah; Oklahoma City, Okla.; and Jacksonville, Fla.

“McTurbine’s capabilities complement our depot support services business and will enhance our diversified services to U.S. military depots,” explained Paul Lavin, president of AAI Services. “We are pleased to welcome McTurbine’s employees and management to the AAI team, and we are especially happy that Ken Essary, McTurbine’s vice president and general manager, will continue in his same role. We look forward to a bright and exciting future together.”

AAI Services Corporation is a wholly owned subsidiary of AAI Corporation, which is a wholly owned subsidiary of United Industrial Corporation.

United Industrial Corporation designs, produces, and supports defense systems. Its products and services include unmanned aircraft systems, training and simulation systems, automated aircraft test and maintenance equipment, armament systems, logistical and engineering services, and other leading-edge technology solutions for defense needs. The company also manufactures combustion equipment for business and refuse fuels.

For more information, visit www.unitedindustrial.com and www.aaicorp.com.

Except for the historical information contained herein, information set forth in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and variations of such words and similar expressions that indicate future events and trends are intended to identify such forward-looking statements, which include, but are not limited to, projections of revenues, earnings, segment performance, cash flows, and contract awards. These forward-looking statements are subject to risks and uncertainties, including without limitation, program cancellations and changes in program funding, which could cause the company’s actual results or performance to differ materially from those expressed or implied in such statements. The company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement. For additional information about the company and its various risk factors, please see the company’s most recent annual report on Form 10-K and other reports as filed with the Securities and Exchange Commission.